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                                                                    EXHIBIT 99.1



                  FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

                                 PROMISSORY NOTE


$7,543,484.83                                                     August 1, 2001

        FOR VALUE RECEIVED, FIDELITY NATIONAL INFORMATION SOLUTIONS, INC., a Delaware corporation (the "Company"), promises to pay to the order of FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation ("FNF"), or holder (either, the "Holder"), the principal sum of Seven Million Five Hundred Forty Three Thousand Four Hundred Eighty Four and 83/100ths Dollars ($7,543,484.83), together with interest on the unpaid principal amount at a variable rate per annum equal to the commercial lending rate of PNC Bank, as publicly announced to be in effect from time to time, plus one percent (1.0%). Interest shall commence with the date hereof and shall continue to accrue on a daily basis on the unpaid principal until paid in full.

        1. Payments. The principal and all accrued interest on this Note shall be due and payable upon demand by the Holder. The Company shall make quarterly payments of all accrued, unpaid interest on the Note on November 1, February 1, May 1 and August 1 of each calendar year. All payments of principal and interest under this Note shall be made in lawful money of the United States of America at the principal place of business of FNF at 4050 Calle Real, Suite 200, Santa Barbara, California, 93105, or at such other place as the Holder shall have designated in writing. The Company shall have the right to prepay this Note in whole or in part, without penalty, at any time and from time to time. Payments shall first be applied to accrued interest and thereafter to outstanding principal.

        2. Seniority. The obligations of the Company evidenced by this Note are unsecured. The Company shall not issue any new indebtedness on terms superior in right of repayment to this Note without the Holder's prior written consent, which may be given or withheld in the Holder's sole discretion.

        4. Miscellaneous.

                (a) Nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations, or liabilities under or by reason of this Note, except as expressly provided in this Note.

                (b) If any action is instituted to collect or otherwise enforce the provisions of this Note, the Company shall pay all costs and expenses, including attorneys' fees, incurred by the Holder in connection with such action.

                (c) This Agreement shall be construed in accordance with the internal laws of the State of California, without regard to its conflicts of law rules. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provisions were so excluded, and the remainder of this Note shall be enforceable in accordance with its terms. No right, power or remedy conferred by the Note upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

                (d) In the event that this Note shall require the payment of interest in excess of the maximum amount permissible under applicable law, then the Company's obligations hereunder

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shall, automatically and retroactively, be deemed reduced to the highest maximum amount permissible under applicable law. In the event the Holder receives as interest an amount which would exceed such maximum applicable rate, the amount of any excess interest shall not be applied to the payment of interest hereunder, but shall, automatically and retroactively, be applied to the reduction of the unpaid principal balance due hereunder. In the event and to the extent such excess amount of interest exceeds the outstanding unpaid principal balance hereunder, any such excess amount shall be immediately returned to the Company by the Holder.

                (e) The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

                (f) Neither this Note nor any term hereof may be waived, amended, discharged, modified, changed, or terminated orally, nor shall any waiver of any provision hereof be effective except by an instrument in writing signed by the Company and the Holder.

                (g) Whenever used herein, the words "Company," "FNF" and "Holder" shall be deemed to include their respective heirs, personal representatives, successors and assigns.

        IN WITNESS WHEREOF, the Company has caused this Note to be executed in Anaheim, California, on the date first above written

                                 FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.


                                 By:
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